UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2005

DIGITAL LIGHTWAVE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-21669	95-4313013
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15550 Lightwave Drive

Clearwater, Florida 33760

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (727) 442-6677

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

The disclosure set forth below under Item 5.02 (Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers) is hereby incorporated by reference into this Item 1.01.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On February 15, 2005, the board of directors of Digital Lightwave, Inc. (the “Company”) appointed Robert F. Hussey as the Company’s Interim President and Chief Executive Officer. Mr. Hussey has been a long time member of the Company’s Board of Directors, joining the Board in August 2000. He succeeds James R. Green, who resigned as President and Chief Executive Officer effective February 15, 2005. Mr. Hussey will continue as a director, and as a member of the Executive Committee of the Board, and will initiate the search for a permanent President and Chief Executive Officer.

Mr. Hussey served as the Company’s Strategic Restructuring Advisor from December 2002 to December 2003 at the request of the Board. Most recently, Mr. Hussey has served as Chief Operating Officer of H.C. Wainwright and Company, Inc. beginning in July 2001. Previously, Mr. Hussey was President and Chief Executive Officer of Metro Vision of North America from February 1991 until April 1997, Inc. and was founder and Chief Executive Officer of Pop Radio Corporation from 1985 to 1999. He currently serves as an advisor to two private equity firms and has also been a director of i2 Telecom, Inc. (f/k/a Digital Data, Inc.) since November 1997, Nur Macroprinters, Ltd. since December 1997, Distributed Power Corporation since April 2000, H.C. Wainwright and Company, Inc. since July 2001, and Axcess International, Inc. since March 2003.

Mr. Hussey has an employment arrangement which provides for an annual base salary of $300,000 to be paid on a semi-monthly basis and a stock option grant to purchase 250,000 shares of the Company’s common stock at an exercise price of $1.11 per share, which vests quarterly commencing on the date of grant. Mr. Hussey will also participate in all employee benefit plans offered to other senior executives.

In connection with Mr. Green’s resignation, the Company and Mr. Green entered into a severance agreement pursuant to which, among other things, the Company agreed to release Mr. Green from certain indebtedness owed by Mr. Green to the Company, to provide Mr. Green with health care coverage for a limited period of time, and to extend the period of time during which Mr. Green may exercise certain stock options held by him. The severance agreement also contains non-disclosure, non-solicitation, and non-competition covenants in favor of the Company.

On February 16, 2005, the Company issued a press release announcing the appointment of Mr. Hussey as Interim President and Chief Executive Officer. The press release is attached to this Current Report on Form 8-K as Exhibit 99.1. The severance agreement is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference. The foregoing summary of the severance agreement does not purport to be complete and is qualified in its entirety by reference to such document.

ITEM 7.01 REGULATION FD DISCLOSURE

On February 16, 2005, the Company issued a press release relating to the appointment of Mr. Hussey and the resignation of Mr. Green. A copy of that press release is attached as Exhibit 99.1.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial Statements of Businesses Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Exhibit.

10.1	Severance Agreement between Digital Lightwave, Inc. and James R. Green dated February 15, 2005.

99.1	Press Release dated February 16, 2005, announcing the appointment of Mr. Robert F. Hussey Interim President and Chief Executive Officer of the Company.

Exhibit 99.1 is not to be considered “filed” under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall not be incorporated by reference into any of the Company’s previous or future filings under the Securities Act of 1933, or the Exchange Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAL LIGHTWAVE, INC.

Date: February 17, 2005	By:	/s/ Robert F. Hussey
Robert F. Hussey
Interim President and
Chief Executive Officer

Exhibit Index

Exhibit No.	Description
10.1	Severance Agreement between Digital Lightwave, Inc. and James R. Green dated February 15, 2005.

99.1	Press Release dated February 16, 2005, announcing the appointment of Mr. Robert F. Hussey Interim President and Chief Executive Officer of the Company.